UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 19, 2010

TUCOWS INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-28284	23-2707366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Mowat Avenue, Toronto, Ontario, Canada, Suite 200	M6K 3M1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (416) 535-0123

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 19, 2010, Tucows Inc. (the “Company”), through its wholly-owned subsidiaries Tucows (Delaware) Inc. (“Tucows Delaware”) and Tucows.com Co. (“Tucows.com”, and together with Tucows Delaware, “Tenant”), entered into a Lease Extending and Amending Agreement with 707932 Ontario Limited (“Landlord”), effective as of September 17, 2010 (the “Second Extension Agreement”), which amends and extends the Lease, dated December 10, 1999 (as amended and extended from time to time, the “Lease”), between Landlord and Tucows International Corporation (“Original Tenant”), as amended and extended by the Extension Agreement, dated September 10, 2004 (the “First Extension Agreement”), between Landlord, Original Tenant, Tucows Delaware (formerly known as Tucows Inc.) and Tucows.com.  Under the First Extension Agreement, Original Tenant assigned his right, title and interest in the Lease to Tenant.

The Second Extension Agreement, among other things:

•                  extends the term of the Lease for a period of nine years commencing on January 1, 2012 and expiring on December 31, 2020; and

•                  sets the Basic Rent (as defined in the Lease) for the period from January 1, 2011 to December 31, 2015 at $17.50 per square foot, and sets the Basic Rent for the period from January 1, 2016 to December 31, 2020 at $19.50 per square foot.

Further, under the Second Extension Agreement, Tenant and Landlord agreed that Tenant shall not have any further option to renew the term of the Lease beyond December 31, 2020.

The foregoing summary of the Second Extension Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Extension Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Lease Extending and Amending Agreement, executed as of October 19, 2010, effective as of September 17, 2010, between 707932 Ontario Limited, Tucows (Delaware) Inc. and Tucows.com Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCOWS INC.

	By:	/s/ Michael Cooperman
Michael Cooperman
Chief Financial Officer

Dated: October 20, 2010

Exhibit Index

Exhibit No.	Description

10.1	Lease Extending and Amending Agreement, executed as of October 19, 2010, effective as of September 17, 2010, between 707932 Ontario Limited, Tucows (Delaware) Inc. and Tucows.com Co.